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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                  FORM 8-K


                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of The
                       Securities Exchange Act of 1934



    Date of Report (Date of earliest event reported):  September 6, 1996



                              RailAmerica, Inc.
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           (Exact Name of Registrant as Specified in its Charter)




        Delaware                     0-20618                     65-0328006
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  State of Incorporation         Commission File                IRS Employer
                                     Number                   Identification no.



           301 Yamato Road, Suite 1190, Boca Raton, Florida  33431
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                    Address of Principal Executive Office



Registrant's telephone number, including area code:  (561) 994-6015
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                       INFORMATION INCLUDED IN THE REPORT

Item 2.    Acquisition or Disposition of Assets

           On September 6, 1996, RailAmerica, Inc. ( the "Company"), through its newly formed subsidiary, Cascade and Columbia River Railroad Company ("CCRR"), completed the purchase of a 131 mile rail line in north central Washington from Burlington Northern Santa Fe ("BNSF"). The purchase price paid was $7,800,000 in cash. The cash was obtained through an acquisition loan advance from the National Bank of Canada.

           The 131 mile rail line extends from Wenatchee to Oroville, Washington and interchanges at BNSF's Wenatchee yard. Currently, the railroad hauls woodchips, lumber, minerals, cement and agricultural products. The Company plans to have CCRR continue this line of business.

           The assets acquired consist primarily of land, buildings, track and track materials. The purchase price was arrived at through arms-length negotiations between the parties.
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                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, on this 11th day of September, 1996.


                                             RAILAMERICA, INC.



                                         BY: /s/ Gary O. Marino
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                                            Gary O. Marino
                                            Chairman and Chief Executive Officer




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                                 EXHIBIT INDEX

2.1 Asset Purchase Agreement, dated August 5, 1996, by and among Burlington Northern Railroad Company and Cascade and Columbia River Railroad Company, a subsidiary of RailAmerica, Inc. less exhibits and schedules, which will be furnished supplementally to the commission upon request.





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